  Exhibit 10.18
NOVUME SOLUTIONS, INC.
INCENTIVE STOCK OPTION AWARD AGREEMENT

THIS AGREEMENT (this “Agreement”), is made as of this _____ day of __________, between Novume Solutions, Inc., a Delaware corporation (the “Company”), and ____________________ (the “Employee”). Capitalized terms used herein that are not otherwise defined shall have the meaning ascribed to them in the Novume Solutions, Inc. 2017 Equity Award Plan (the “Plan”). This Agreement and the award contained herein are subject to the terms and conditions set forth in the Plan, which are incorporated by reference herein, and the following terms and conditions:

WITNESSETH:

WHEREAS, the Employee is an employee of ________________________, an Affiliate of the Company (in such capacity, “Employer”);

WHEREAS, the Company has adopted the Plan in order to promote the interests of the Company and its stockholders by using equity interests in the Company to attract, retain and motivate its management and other eligible persons and to encourage and reward their contributions to the Company’s and/or its Affiliates’ performance and profitability; and

WHEREAS, the Administrator has determined that it is in the best interests of the Company to grant options to purchase shares of the common stock, par value $0.0001 per share (“Common Stock”), of the Company to the Employee, under the Plan, subject to the terms and conditions of the Plan and as set forth in this Agreement.

NOW, THEREFORE, in consideration of the various covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Grant of Options.

(a) The Company hereby grants to the Employee options (the “Options”) to purchase all or part of an aggregate of __________________ (________) shares of Common Stock (the “Shares”), under the Plan, effective as of _______________ (the “Date of Grant”). The Company hereby represents that the Date of Grant is the date on which the Administrator authorized and approved the grant of the Options, including the underlying number of Shares and the Exercise Price (as defined below), or such later date as set forth in the Administrator’s action authorizing the grant; provided, that, in no event may the Date of Grant precede the date on which the Employee commenced providing services pursuant to his employment with the Employer. To the extent there is a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement shall control.

(b) The Options are intended to be “incentive stock options” (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), although the Company makes no representation or guarantee that the Options qualify as Incentive Stock Options. In accordance with the terms of the Code, to the extent the aggregate Fair Market Value (as of the respective Dates of Grant) of the shares of Common Stock underlying all Incentive Stock Options held by the Employee that become exercisable for the first time during any calendar year exceeds $100,000 (the “Annual Limitation”), the Incentive Stock Options will automatically cease to be treated as Incentive Stock Options and shall be recognized thereafter as “Non-Qualified Stock Options” to the extent the Annual Limitation has been exceeded for a calendar year. Treatment of an Incentive Stock Option as a Non-Qualified Stock Option is determined by order of grant beginning with the first Incentive Stock Option which causes the Annual Limitation to be exceeded in a calendar year. The application of the Annual

(c) Limitation may result in an option being treated in part as an Incentive Stock Option and in part as a Non-Qualified Stock Option.

2. Exercise Price. The per Share exercise price of the Options shall be _______ (the “Exercise Price”), which shall be not less than 100% of the Fair Market Value on the Date of Grant. If on the Date of Grant, the Employee owns more than 10% of the voting power of all classes of stock of the Company or any of its Affiliates, then the per-Share exercise price shall not be less than 110% of the Fair Market Value per Share on the Date of Grant. (See Section 5(c)(i)(A) of the Plan).

3. Term. The term of the Options shall expire as of the earliest of the following, as applicable:

(a) the date that is ten (10) years from the Date of Grant. If on the Date of Grant, the Employee owns more than 10% of the voting power of all classes of stock of the Company or any of its Affiliates, then the term of the Options granted hereunder shall be 5 years from the Date of Grant or such shorter period as may be determined by the Administrator. (See Section 5(b) of the Plan).;

(b) in the event the Employee’s employment as a Qualified Employee is terminated for any reason (including Retirement) other than (a) for Cause, (b) the Employee’s death, or (c) the Employee’s Disability, the date which is three (3) months from the date of such termination; provided, however, that if the Employee dies within such three-month period, the date which is twelve (12) months from the date of such death;

(c) in the event the Employee’s employment as a Qualified Employee is terminated for Cause, the date the Employee’s employment is terminated for Cause; or

(d) in the event that the Employee’s employment as a Qualified Employee is terminated as a result of death or Disability, the date which is twelve (12) months from the date of such termination.

To the extent that a portion of the Options has not vested prior to the termination of the Employee’s employment as a Qualified Employee (including by reason of the Employee’s death, Disability or
Retirement), the Employee shall forfeit all rights hereunder with respect to that unvested portion of the Options as of the date of such termination.

4. Vesting and Exercise. Subject to any forfeiture provisions in this Agreement or in the Plan, the Options shall vest with respect to the Shares covered by them in accordance with the following schedule, as long as the Employee is employed on such date as a Qualified Employee:

______	Shares shall vest on _____________;
______	Shares shall vest on _____________; and
______	Shares shall vest on _____________.

The Employee may only exercise the Options to the extent that they are vested; provided, however, that the Employee may not exercise any portion of the Options prior to the date that is one year after the Date of Grant.

To the extent the Options have not previously been forfeited:

(a) if there is a Change in Control after which this award of Options is continued by the Company, assumed by the resulting entity (or one of its affiliates) or substituted by the resulting entity (or one of its affiliates) into an equivalent award, then the Options will continue to vest in accordance with the schedule set forth above, unless otherwise accelerated by the Administrator;

(b) if there is a Change in Control after which this award of Options is not continued, assumed or substituted as described above, then all unvested Options will immediately vest upon the consummation of such Change in Control.

5. Method of Exercising Option.

(a) Subject to the terms and conditions of this Agreement, the Options may be exercised by written notice delivered to the Company or its designated representative in the manner and at the address for notices set forth in Section 13 hereof. Such notice shall state that the Options are being exercised thereby and shall specify the number of Shares for which the Options are being exercised. The notice shall be signed by the person or persons exercising the Options and shall be accompanied by payment in full of the Exercise Price for such Shares being acquired upon the exercise of the Options. Payment of such Exercise Price may be made by one of the following methods:

(i) in cash (in the form of a certified or bank check or such other instrument as the Administrator may accept);

(ii) in other Shares owned on the date of exercise of the Options by the Employee based on the Fair Market Value of such Shares on such date of exercise;

(iii) in any combination of (i) and (ii) above;

(iv) by delivery of a properly executed exercise notice together with such other documentation as the Administrator and a qualified broker, if applicable, shall require to effect an exercise of the Options, and delivery to the Company of the proceeds required to pay the Exercise Price; or

(v) by requesting that the Company withhold a number of Shares then issuable upon exercise of the Options as will have a Fair Market Value equal to the Exercise Price of the Shares being acquired upon the exercise of the Options (including the Exercise Price of the Shares to be withheld).

The payment of the Exercise Price pursuant to Section 5(a)(iv) or (v) above may cause a portion of the Options to be treated as Non-Qualified Stock Options. If the tender of shares of Common Stock as payment of the Exercise Price would result in the issuance of fractional shares of Common Stock, the Company shall instead return the balance in cash or by check to the Employee. If the Options are exercised by any person or persons other than the Employee, the notice described in this Section 5(a) shall be accompanied by appropriate proof (as determined by the Administrator) of the right of such person or persons to exercise the Options under the terms of the Plan and this Agreement. The Company shall issue and deliver, in the name of the person or persons exercising the Options, a certificate or certificates representing such Shares as soon as practicable after notice and payment are received and the exercise is approved.

(b) The Options may be exercised in accordance with the terms of the Plan and this Agreement with respect to any whole number of Shares, but in no event may any Options be exercised as to fewer than one hundred (100) Shares at any one time, or the remaining Shares covered by the Options if less than two hundred (200).

(c) The Employee shall have no rights of a stockholder with respect to Shares to be acquired by the exercise of the Options until the date of issuance of a certificate or certificates representing such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 7 of this Agreement. All Shares purchased upon the exercise of the Options as provided herein shall be fully paid and non-assessable.

(d) The Employee agrees that no later than the date as of which an amount first becomes includible in his gross income for federal income tax purposes with respect to the Options, the Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Withholding obligations may be settled with shares of Common Stock, including Shares that are acquired upon exercise of the Options. The obligations of the Company under this Agreement and the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Employee.

6. Non-Transferability. The Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent or distribution. The Options may be exercised, during the lifetime of the Employee, only by the Employee. Any attempt to assign, pledge or otherwise transfer the Options or any right or privilege conferred thereby, contrary to the Plan, or the sale or levy or similar process upon the rights and privileges conferred hereby, shall be void.

7. Adjustment upon Changes in Capitalization. Subject to any required action by stockholders of the Company, the Administrator, in a manner consistent with Section 9 of the Plan, shall make or cause to be made a proportionate adjustment in the number of Shares covered by each outstanding Award and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award, for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, special cash dividend, combination or reclassification of the Common Stock, or any other similar increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that (i) conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”; and (ii) in no event shall the Exercise Price be adjusted below the par value of a share of Common Stock, nor shall any fraction of a Share be issued upon the exercise of the Options. Any securities, awards or rights issued pursuant to this Section 7 shall be subject to the same restrictions as the underlying Shares to which they relate.

8. Conditions upon Issuance of Options. As a condition to the exercise of the Options, the Company may require the Employee to (i) represent and warrant at the time of any such exercise that the Shares are being purchased or held only for investment and without any present intention to sell or distribute such Shares if, in the opinion of legal counsel for the Company, such a representation is required by any relevant provision of law; and (ii) enter into a lock-up or similar agreement with the Company with respect to such Shares prohibiting, for up to ninety (90) days, the disposition of such Shares.

9. Rights of the Employee. In no event shall the granting of the Options or the other provisions hereof or the acceptance of the Options by the Employee interfere with or limit in any way the right of the Company or any of its Affiliates to terminate the Employee’s employment or term of service, as applicable, at any time, nor confer upon the Employee any right to continue in the employ of the Employer for any period of time or to continue his or her present or any other rate of compensation.

10. Return of Property. Upon the termination of the Employee’s employment for any reason whatsoever, all property of the Company or any of its Affiliates that is in the possession of the Employee shall be promptly returned to the Company, including, without limitation, all documents, records, notebooks, equipment, price lists, specifications, programs, customer and prospective customer lists and other materials that contain Confidential Information (as defined below) which are in the possession of the Employee, including all copies thereof. Anything to the contrary notwithstanding, the Employee shall be entitled to retain (i) papers and other materials of a personal nature, including, but not limited to, photographs, correspondence, personal diaries, calendars and rolodexes, personal files and phone books, (ii)information showing his or her compensation or relating to reimbursement of expenses, (iii) information that he or she reasonably believes may be needed for tax purposes, and (iv) copies of plans, programs and agreements relating to his or her employment, or termination thereof, with the Employer.

11. Confidentiality. The Company and the Employee acknowledge that the services to be performed by the Employee under this Agreement are unique and extraordinary and, as a result of his or her employment therefor, the Employee shall be in possession of Confidential Information relating to the business practices of the Company and its Affiliates. The term “Confidential Information” shall mean any and all information (oral and written) relating to the Company or any of its Affiliates, or any of their respective activities, or of the clients, customers, acquisition targets, investment models or business practices of the Company or any of its Affiliates, other than such information which (i) is generally available to the public or within the relevant trade or industry, other than as the result of breach of the provisions of this Section 11, or (ii) the Employee is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law. The Employee shall not, during the period the Employee is employed by the Employer nor at any time thereafter, except as may be required in the course of the performance of his duties hereunder and except with respect to any litigation or arbitration involving this Agreement, including the enforcement hereof, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any Confidential Information regarding the Company or any of its Affiliates nor of the clients, customers, acquisition targets or business practices of the Company or any of its Affiliates acquired by the Employee during, or as a result of, his employment with the Employer without the prior written consent of the Company or Affiliate, as applicable. Without limiting the foregoing, the Employee understands that the Employee shall be prohibited from misappropriating any trade secret of the Company or any of its Affiliates or of the clients or customers of the Company or any of its Affiliates acquired by the Employee during, or as a result of, his employment with the Employer at any time during or after the period the Employee is employed by the Employer.

12. Continuing Obligation. In the event of any violation of Section 11 of this Agreement, the Employee acknowledges and agrees that the post-termination restrictions contained in Section 11 shall be extended by a period of time equal to the period of such violation, it being the intention of the parties hereto that the running of the applicable post-termination restriction period shall be tolled during any period of such violation.

13. Miscellaneous.

(a) Successors. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs and successors, except as expressly herein otherwise provided.

(b) Entire Agreement; Modification. This Agreement contains the entire understanding between the parties with respect to the matters referred to herein. Subject to Section 12 of the Plan, this Agreement may not be amended by the Administrator without the Employee’s consent if the amendment shall impair the Employee’s rights under this Agreement.

(c) Capitalized Terms; Headings; Pronouns; Governing Law. Capitalized terms used and not otherwise defined herein are deemed to have the same meanings as in the Plan. The descriptive headings of the respective sections and subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to modify or construe the provisions which follow them. Any use of any masculine pronoun shall include the feminine and vice-versa and any use of a singular, the plural and vice-versa, as the context and facts may require. The construction and interpretation of this Agreement shall be governed in all respects by the laws of the State of Delaware.

(d) Notices. Each notice relating to this Agreement shall be in writing and shall be sufficiently given if delivered by registered or certified mail, or by a nationally recognized overnight delivery service, with postage or charges prepaid, to the address hereinafter provided in this Section 13. Any such notice or communication given by first-class mail shall be deemed to have been given two business days after the date so mailed, and such notice or communication given by overnight delivery service shall be deemed to have been given one business day after the date so sent, provided such notice or communication arrives at its destination. Each notice to the Company shall be addressed to it at its offices at 14420 Albemarle Point Place, Suite 200, Chantilly, VA, 20151 (attention: Chief Financial Officer), with a copy to the General Counsel of the Company or to such other designee of the Company. Each notice to the Employee shall be addressed to the Employee at the Employee’s address shown on the signature page hereof.

(e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the minimal extent of such provision or the remaining provisions of this Agreement or the application of such provision to other parties or circumstances.

(f) Counterpart Execution. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute the entire document.

*	*	*

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and the Employee has executed this Agreement all as of the day and year first above written.

NOVUME SOLUTIONS, INC.

By:
Its:

EMPLOYEE

Employee Address:

Signature page to Incentive Stock Option Award Agreement